Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of UMB Financial Corporation (the Company) on Form 10-K for the period ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, J. Mariner Kemper, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 25, 2014

/s/ J. Mariner Kemper
J. Mariner Kemper Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to UMB Financial Corporation and will be retained by UMB Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.